UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT





PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    April 19, 1996




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000







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Item 5.  Other Events.

On April 19, 1996, the Company, through its cable venture with New Heritage Associates, announced an agreement to sell the venture's interest in several suburban Minneapolis/St. Paul cable television systems to Continental Cablevision, Inc. Meredith/New Heritage Partnership currently has a majority-- and Continental a minority--ownership interest in the systems.

The total value of the systems has been placed at $262.5 million. Meredith/New Heritage Partnership will receive approximately $125 million in cash from the sale. Continental will also assume approximately $90 million in Meredith/New Heritage debt. The Company will record a gain from the sale.

Pending approval from local franchise authorities, Federal Communications Commission and antitrust review, and satisfaction of other customary conditions, the sale is expected to close in the second half of calendar 1996.

"This sale will complete our strategy of divesting our cable holdings, helping Meredith continue its growth in the core businesses of magazine publishing and over-the-air television broadcasting, along with book publishing, real estate franchising and brand licensing," said Meredith Chairman and CEO Jack D. Rehm.



                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MEREDITH CORPORATION
                              Registrant



                                (Larry D. Hartsook)
                                 Larry D. Hartsook
                              Vice President - Finance
                              (Principal Financial and
                                 Accounting Officer)


Date:  April 24, 1996


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